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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-15689, No. 333-42534, and No. 333-65924 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, Registration Statement No. 333-07239 for the Century Aluminum Company of West Virginia, Inc. Salaried Employee Defined Contribution Retirement Plan, and Registration Statement No. 333-28827 for the Century Aluminum Company of West Virginia, Inc. United Steelworkers of American Savings Plan (all on Forms S-8) of our report on the financial statements dated February 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph as to the adoption of Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations") and of our report on Schedule II dated February 9, 2004; both appearing the Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 24, 2004